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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                        _______________________________


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             DENDREON CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


              Delaware                                22-3203193
      (State of Incorporation)                       (IRS Employer
                                                  Identification No.)


                               3005 First Avenue
                           Seattle, Washington 98121
         (Address of Principal Executive Offices, including Zip Code)


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
If this Form relates to the registration of a class        If this Form relates to the registration of a class of
of securities pursuant to Section 12(b) of the             securities pursuant to Section 12(g) of the Exchange
Exchange Act and is effective pursuant to General          Act and is effective pursuant to General Instruction
Instruction A.(c), please check the following box. [ ]     A.(d), please check the following box. [X]
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     Securities Registration Number to Which This Form Relates:  333-31920

                        _______________________________


       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on Which
       to Be Registered                         Each Class Is to Be Registered
            None                                             N/A

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       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                               (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 57 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No 333-31920 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on March 8, 2000 and is incorporated herein by reference.

Item 2.   Exhibits.

     Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

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 Exhibit
   No.                                    Description
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
     3.1   Amended and Restated Certificate of Incorporation filed with the
           Delaware Secretary of State on September 3, 1999.
     3.2   Form of Amended and Restated Certificate of Incorporation to be
           effective on the closing of the offering made pursuant to the
           Registration Statement.
     3.3   Bylaws.
     4.1   Specimen Common Stock certificate.
    10.4   Fourth Amended and Restated Stockholders' Agreement, dated September 3,
           1999, between the Registrant and certain holders of the Registrant's securities.
    10.7   Registration Rights and Shareholder's Agreement, dated October 18, 1999, between the Registrant and Fresenius AG.
    10.8   Warrant to purchase 250,000 shares of common stock issued by the
           Registrant to Fresenius AG, dated October 18, 1999.
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                                       2.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       DENDREON CORPORATION
                                       (Registrant)


Date:  May 22, 2000                    By: /s/ Martin A. Simonetti
                                          ------------------------------
                                          Martin A. Simonetti
                                          Chief Financial Officer and
                                          Vice President, Administration

                                       3.